Exhibit 10.1(d)
FOURTH AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT
     THIS FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Fourth Amendment”), is made and dated as of August 28, 2007 among AMERICAN COLOR GRAPHICS, INC., a New York corporation (together with any permitted successors and assigns, the “Borrower”), the Guarantor signatory hereto, the financial institutions identified on the signature pages hereof as Lenders (collectively, the “Lenders”), and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Agent”).
RECITALS
     1. The Borrower, the Guarantor, the Lenders and the Agent are parties to that certain Amended and Restated Credit Agreement, dated as of May 5, 2005, as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated as of September 26, 2006, as further amended by that certain Second Amendment to Amended and Restated Credit Agreement, dated as of March 30, 2007, as further amended by that certain Third Amendment to Amended and Restated Credit Agreement, dated as of June 13, 2007, and as further amended by that certain letter agreement dated as of July 3, 2007 (as heretofore amended, the “Existing Credit Agreement”).
     2. The Borrower, the Guarantor, the Lenders, and the Agent have agreed to certain additional amendments to the Existing Credit Agreement.
     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:
Part 1
Definitions
     Section 1.1. Certain Definitions. Unless otherwise defined herein or the context otherwise requires, the following terms used in this Fourth Amendment have the following meanings:
     “Amended Credit Agreement” means the Existing Credit Agreement as amended hereby.
     “Fourth Amendment Effective Date” shall mean August 31, 2007, subject to the Borrower’s satisfaction of, or the Lenders’ waiver of, each of the conditions set forth in Part 5 of this Fourth Amendment.
     Section 1.2. Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Fourth Amendment have the meanings provided in the Amended Credit Agreement.

Part 2
Amendments to Existing Credit Agreement
     Effective on (and subject to the occurrence of) the Fourth Amendment Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Part 2. Except as so amended, the Existing Credit Agreement shall continue in full force and effect.
     Section 2.1. Amendment of Section 8.13(b). Section 8.13(b) of the Existing Credit Agreement is amended to read in its entirety as follows:
     (b) make (or give any notice or offer to purchase with respect thereto) any voluntary, optional or other non-scheduled payment (the “buyout” price at the end of the term of any Capital Lease or Synthetic Lease being treated hereunder as scheduled), prepayment, redemption, acquisition for value, refund, refinance or exchange (including in each instance, without limitation, (i) by depositing money or securities with a trustee or other Person with respect thereto before due for the purpose of paying when due and (ii) by borrowing, or attempting to borrow, as a Revolving Loan hereunder amounts to fund any such payment before it becomes due and holding such funds in a deposit or other account of the Borrower for purpose of paying when due) of any Indebtedness of such Loan Party (including, without limitation, any interest, premium or other amounts owing in respect thereof), in each case whether or not mandatory, except (i) with respect to Indebtedness under the Loan Documents, (ii) for refinancings or refundings permitted by Section 8.03(b), (iii) with respect to Intercompany Debt owed to a Loan Party, and (iv) for the non-cash retirement of Indebtedness arising from the Sylacauga IRB Arrangements.
Part 3
Limited Waivers and Consents
     Effective on (and subject to the occurrence of) the Fourth Amendment Effective Date, the Required Lenders hereby provide the limited waivers and consents set forth in this Part 3.
     Section 3.1. June 30, 2007 Compliance Certificates. With respect to the financial statements and Compliance Certificates originally delivered by the Borrower to the Lenders for the fiscal quarter ending June 30, 2007 pursuant to sections 7.01(b) and 7.02(b) of the Existing Credit Agreement, the Required Lenders waive any Default or Event of Default existing or occurring in connection with the Borrower’s calculation of Consolidated Interest Charges and Consolidated EBITDA as provided therein. On or before the Fourth Amendment Effective Date, the Borrower shall provide revised financial statements and a related Compliance Certificate for the fiscal quarter ending June 30, 2007, in form, detail and substance satisfactory to the Agent. The Agent and Required Lenders hereby consent to an extension of time for the Borrower to deliver the financial statements and Compliance Certificate for the quarter ending June 30, 2007 through and including August 31, 2007. For the avoidance of doubt, the extension of time to deliver the financial statements and Compliance Certificate for the fiscal quarter ending June 30, 2007 shall not imply or be deemed to imply that any similar extension shall exist or be granted with respect to any of the items to be delivered pursuant to sections 7.01(b) and 7.02(b) for any subsequent fiscal periods except as expressly provided herein.
     Section 3.2. September 30, 2007 Compliance Certificates. The Lenders agree that (a) with respect to the financial statements and Compliance Certificate which the Borrower is required to deliver, pursuant to sections 7.01(b) and 7.02(b) of the Amended Credit Agreement, for the fiscal quarter ending September 30, 2007, the Borrower shall have an extension through and until November 29, 2007 (the “Extension Period”) to timely deliver such financial statements and Compliance Certificate, and (b) the Borrower’s compliance with section 8.11 of the Amended Credit Agreement as of September 30, 2007 shall not be measured or determined for any purposes (including, without limitation, section 5.02(b)) under the Amended Credit Agreement until the end of the Extension Period. Failure by the Borrower to deliver such financial statements and Compliance Certificate to the Agent, in form, detail and substance satisfactory to the Agent and the Lenders, on or before 1:00 p.m. (New York time) on November 29, 2007, shall constitute an immediate Event of Default under the Amended Credit Agreement and no grace or cure period will be applicable thereto.
     Section 3.3. Prior Financial Statements and Compliance Certificates. On or before the Fourth Amendment Effective Date, the Borrower shall prepare and deliver to the Agent restated financial statements (collectively, the “Restated Financial Statements”) for the fiscal years ended March 31, 2007, March 31, 2006, and March 31, 2005 (collectively, the “Affected Fiscal Periods”). The Required Lenders waive any Default or Event of Default occurring pursuant to sections 6.05(d), 7.01(a), 7.01(b), or 7.01(c) of the Existing Credit Agreement in respect of the Borrower’s prior delivery of financial statements for the Affected Fiscal Periods to the extent that such financial statements were not prepared in accordance with GAAP and the Restated Financial Statements properly account for the Affected Fiscal Periods in accordance with GAAP. The Required Lenders further waive any Default or Event of Default occurring with respect to any inaccuracies contained in Compliance Certificates prepared by the Borrower pursuant to section 7.02(b) of the Existing Credit Agreement with respect to the Affected Fiscal Periods to the extent that items creating such inaccuracies have been corrected in the Restated Financial Statements. The Required Lenders further waive any Default or Event of Default occurring with respect to the Borrower’s prior calculation of the “First Lien Leverage Ratio” or the Borrower’s breach, if any, of section 8.11 of the Existing Credit Agreement, in each case for the applicable Affected Fiscal Periods, to the extent that any inaccuracies in such prior calculation have been corrected in the Restated Financial Statements. The Borrower has informed the Agent that the Restated Financial Statements for the fiscal year ended March 31, 2007 shall include a “going concern” qualification as of March 31, 2007 in the opinion provided by the Borrower’s certified public accountants pursuant to section 7.01(a). The Required Lenders waive through the Extension Period, any Default or Event of Default occurring under section 7.01(a) of the Existing Credit Agreement as a result of the inclusion of such “going concern” qualification in such accountants’ opinion. Upon the expiration of the Extension Period, an Event of Default shall exist under section 7.01(a) unless further waived by the Required Lenders. The Required Lenders have made no commitment or agreement to provide such further waiver. Notwithstanding the foregoing, to the extent that the Borrower further restates or is required to further restate, at any time after the Fourth Amendment Effective Date, any financial statements for the Affected Fiscal Periods or any other fiscal periods, then the Lenders are not waiving herein or agreeing to waive any Default or Event of Default arising as a result of any such further restatement.
     Section 3.4. Waiver of Notification of Potential Default. To the extent that the Borrower has failed to comply with section 7.03 of the Existing Credit Agreement by not notifying the Agent of any Default, if any, under sections 8.11 or 7.01(a) or 7.01(b) of the Existing Credit Agreement with respect to the financial statements and Compliance Certificates due for the fiscal quarter ending June 30, 2007 or due for any Affected Fiscal Period, or has violated section 5.02(b) of the Existing Credit Agreement on account of any such Default in connection with any Borrowings made prior to the Fourth Amendment Effective Date, the Required Lenders hereby waive any such Defaults. Such waiver shall be deemed to be a one-time waiver and shall not imply or be deemed to imply that any similar waiver shall be granted in the future for any subsequent failure to provide notice required by section 7.03 of the Amended Credit Agreement or any subsequent violation of section 5.02(b) of the Amended Credit Agreement.
     Section 3.5. Delivery of July 2007 Financial Statements. The Administrative Agent and the Required Lenders hereby agree that the Borrower shall have an extension of five (5) Business Days to deliver the financial statements required by section 7.01(c) of the Existing Credit Agreement for the calendar month of July 2007. As a result of such five Business Day extension, the Borrower may timely deliver such financial statements through and including September 7, 2007. Such extension shall be deemed to be a one-time extension and shall not imply or be deemed to imply that any similar extension shall be granted in the future.
Part 4
Representations and Warranties
     Each of the Loan Parties represents and warrants to the Agent and the Lenders that, as of the Fourth Amendment Effective Date:
     Section 4.1. Authority. Each Loan Party has all the necessary corporate power to make, execute, deliver, and perform this Fourth Amendment, has taken all necessary corporate action to authorize the execution, delivery and performance of this Fourth Amendment and has duly executed and delivered this Fourth Amendment. This Fourth Amendment and the Amended Credit Agreement constitute the legal, valid and binding obligations of each of the Loan Parties, enforceable against each of them in accordance with its terms except as such enforceability may be subject to (a) applicable Debtor Relief Laws and (b) general principles of equity.
     Section 4.2. No Legal Obstacle to Agreement. Neither the execution of this Fourth Amendment, the making by the Borrower of any borrowings under the Amended Credit Agreement, nor the performance of the Amended Credit Agreement has constituted or resulted in or will constitute or result in a breach of the provisions of any contract to which any Loan Party is a party, or the violation of any law, judgment, decree or governmental order, rule or regulation applicable to any Loan Party, or result in the creation under any agreement or instrument of any security interest, lien, charge, or encumbrance upon any of the assets of any Loan Party. No approval or authorization of any governmental authority is required to permit the execution, delivery or performance by any Loan Party of this Fourth Amendment, the Amended Credit Agreement, or the transactions contemplated hereby or thereby, or the making of any borrowings by the Borrower under the Amended Credit Agreement.
     Section 4.3. Incorporation of Certain Representations. The representations and warranties set forth in Article VI of the Amended Credit Agreement are true and correct in all material respects on and as of the Fourth Amendment Effective Date as though made on and as of the date hereof, except for any representations and warranties that expressly relate solely to an earlier date, which representations and warranties were true and accurate in all material respects on and as of such earlier date.
     Section 4.4. Default. No Default or Event of Default has occurred and is continuing under the Amended Credit Agreement.
Part 5
Conditions to Effectiveness
     This Fourth Amendment shall be and become effective as of the Fourth Amendment Effective Date provided that each of the conditions set forth in this Part 4 shall have been satisfied (or satisfaction thereof has been waived by the Agent and the Lenders) on or before August 31, 2007. If the Borrower fails to satisfy each of the conditions set forth in this Part 5 prior to 5:00 p.m. (Eastern time) on August 31, 2007, then, at the option of the Agent and the Required Lenders, upon notice to the Borrower, this Fourth Amendment shall be null and void.
     Section 5.1. Counterparts of Amendment. The Agent shall have received counterparts (or other evidence of execution, including telephonic message, satisfactory to the Agent) of this Fourth Amendment, which collectively shall have been duly executed on behalf of each of the Borrower, the Guarantor, the Required Lenders and the Agent.
     Section 5.2. Corporate Action. The Borrower shall have delivered to the Administrative Agent certified copies of all necessary corporate action taken by each Loan Party approving this Fourth Amendment, and each of the documents executed and delivered in connection herewith or therewith (including, without limitation, a certificate setting forth the resolutions of the board of directors of each Loan Party authorizing the amendments to the Existing Credit Agreement herein provided for and the execution, delivery and performance of this Fourth Amendment). The Agent shall have received a certificate, signed by the Secretary or an Assistant Secretary of each Loan Party, dated as of the date hereof, as to the incumbency of the person or persons authorized to execute and deliver this Fourth Amendment and any instrument or agreement required hereunder on behalf of each Loan Party, as applicable.
     Section 5.3. June 30th Financial Statements and Compliance Certificates. The Borrower shall have delivered to the Agent copies of its revised financial statements and the related revised Compliance Certificate for the fiscal quarter ending June 30, 2007, each in form, detail and substance satisfactory to the Agent. Such revised financial statements shall be substantively identical to financial statements filed by the Borrower with the SEC, contemporaneously with the Fourth Amendment Effective Date, for such fiscal quarter.

     Section 5.4. Restated Financial Statements. The Borrower shall have delivered to the Agent copies of the Revised Financial Statements, each in form, detail and substance satisfactory to the Agent. Such Revised Financial Statements shall be substantively identical to the restated financial statements filed by the Borrower with the SEC, contemporaneously with the Fourth Amendment Effective Date, with respect to the Affected Fiscal Periods.
Part 6
Miscellaneous
     Section 6.1. Reaffirmation of Loan Party Obligations. Each Loan Party hereby ratifies the Amended Credit Agreement and acknowledges and reaffirms (i) that it is bound by all terms of the Amended Credit Agreement and (ii) that it is responsible for the observance and full performance of the Obligations. Without limiting the generality of the preceding sentence, (i) the Parent as Guarantor restates that it guarantees the prompt payment when due of all Obligations, in accordance with, and pursuant to the terms of, Article IV of the Amended Credit Agreement and (ii) each of the Loan Parties agrees that all references in the Collateral Documents to the term “Secured Obligations” shall be deemed to include all of the obligations of the Loan Parties to the Lenders and the Agent, whenever arising, under the Amended Credit Agreement, the Collateral Documents or any of the other Loan Documents (including, but not limited to, any interest, expenses and cost and charges that accrue after the commencement by or against any Loan Party or any Affiliate thereof or any proceedings under any Debtor Relief Laws naming such Person as the debtor in such proceeding). Each Loan Party further represents and warrants to the Agent and the Lenders that none of the Loan Parties has any claims, counterclaims, offsets, credits or defenses to the Loan Documents or the performance of their respective obligations thereunder, or if any Loan Party has any such claims, counterclaims, offsets, creditors or defenses to the Loan Documents or any transaction related to the Loan Documents, the same are hereby waived, relinquished and released in consideration of the execution and delivery of this Fourth Amendment by the Agent and the Lenders.
     Section 6.2. Instrument Pursuant to Existing Credit Agreement. This Fourth Amendment is a Loan Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Existing Credit Agreement.
     Section 6.3. Effect. Except as expressly herein amended, the terms and conditions of the Existing Credit Agreement shall remain in full force and effect without amendment or modification, express or implied. The entering into this Fourth Amendment by the Lenders shall not be construed or interpreted as an agreement by the Lenders to enter into any future amendment or modification of the Amended Credit Agreement or any of the other Loan Documents.
     Section 6.4. References in Other Loan Documents. At such time as this Fourth Amendment shall become effective pursuant to the terms of Part 5 hereof, all references in the Existing Loan Documents to the “Credit Agreement” and/or “First Lien Credit Agreement” shall be deemed to refer to the Credit Agreement as amended by this Fourth Amendment.

     Section 6.5. Counterparts. This Fourth Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Any signature delivered or transmitted by a party by facsimile transmission shall be deemed to be an original signature hereto.
     Section 6.6. Integration. This Fourth Amendment, together with the Loan Documents, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Fourth Amendment supersedes all prior drafts and communications with respect thereto. This Fourth Amendment may not be amended except in writing.
     Section 6.7. Further Assurances. The Borrower agrees to take such further actions as the Agent shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.
     Section 6.8. Governing Law. THIS FOURTH AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES.
     Section 6.9. Successors and Assigns. This Fourth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
     Section 6.10. Costs, Expenses. The Borrower agrees to pay on demand any and all reasonable costs and expenses of the Agent or Banc of America Securities LLC and all other fees and other amounts payable to the Agent or Banc of America Securities, LLC, in each case incurred in connection with the preparation, execution, delivery and administration of this Fourth Amendment (including, without limitation, the reasonable fees and expenses of counsel to the Agent) in accordance with the terms of Section 11.04 of the Existing Credit Agreement.
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     IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed and delivered as of the date first written above.

AMERICAN COLOR GRAPHICS, INC.
By:	/s/ Patrick W. Kellick
	Name:	Patrick W. Kellick
	Title:	SVP/CFO

ACG HOLDINGS, INC.
By:	/s/ Patrick W. Kellick
	Name:	Patrick W. Kellick
	Title:	SVP/CFO

BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ Charles D. Graber
	Name:	Charles D. Graber
	Title:	Vice President

BANK OF AMERICA, N.A., as L/C Issuer
By:	/s/ Kevin M. Behan
	Name:	Kevin M. Behan
	Title:	Senior Vice President